Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934
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    12


                                NAVIDEC, INC.
                 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)


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                           NAVIDEC, INC.
                         14 Inverness Drive
                         Building F, Suite 116
                       Englewood, Colorado 80112


                        PROXY STATEMENT AND
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD JUNE 17, 1999 at 1:00 PM



To the Shareholders of NAVIDEC, Inc.:

An Annual Meeting of the shareholders of NAVIDEC, Inc. (the "Company") will be held at the Inverness Hotel & Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112 at 1:00 P.M. on June 17, 1999, or at any adjournment or postponement thereof, to vote upon the election of directors, to vote upon a proposal to increase from one million to two million the number of shares of the Company's common stock issuable upon the exercise of options granted under the Company's Stock Option Plan and to transact such other business as may properly come before the meeting.

Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on April 21, 1999 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

Also enclosed is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. THE DELIVERY OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

BY ORDER OF THE
BOARD OF DIRECTORS


Ralph Armijo
President and Director
May 20, 1999




                               PROXY STATEMENT

                                NAVIDEC, INC.
                 c/o American Securities Transfer, Inc.
                              P.O. Box 1596
                           Denver, CO 80201-1596
                             (303) 234-5300

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 17, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NAVIDEC, Inc. (the "Company"), a Colorado corporation, to be voted at an Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on June 17, 1999 at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado at 1:00 P.M. or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and accompanying form of Proxy will be first mailed or given to all shareholders of the Company on or about May 21, 1999. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the proposals presented. The vote of a majority of the shares represented at the meeting in person or by proxy will be required to enact any or all of the proposals.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by Officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries.

     Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on record date by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                 VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 21, 1999, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were outstanding 7,346,419 shares of the Company's no par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. Cumulative voting is not permitted. The Company has no other class of voting securities outstanding.

     A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve the matters upon which the shareholders are to vote. Accordingly, any shares present but not voted shall have the same effect as shares voted against approval.


                           NOMINEES FOR DIRECTOR

     The Company's Board of Directors currently consists of seven members. All directors hold office until the next annual meeting of the Company's shareholders and their successors are elected and qualified. The nominees for the directors to be elected at the Annual Meeting are the current directors of the Company, who are Ralph Armijo, Andrew Davis, Patrick R. Mawhinney, Lloyd
G. Chavez, Jr., Gerald A. Marroney, James Hosch and Michael S. Kranitz.

     The proxies will be voted for the nominees for director unless a contrary specification is made in the proxy. All nominees have indicated their willingness to serve as directors of the Company. However, if any nominee is unable or should decline to serve as a director, it is the intention of the person named in the proxy to vote for such other person as he in his discretion shall determine.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table.

                                                       Period from
Name                Age         Position               Which Served
-----              -----        --------              ------------------
Ralph Armijo         45      President, Chief Executive      7/93
                             Officer and Director

Patrick R. Mawhinney 35      Chief Financial Officer,        7/96
                             Treasurer and Director

Michael Kranitz      38      President Automotive Division  12/98
                             and Director

Andrew Davis         45      Director                        4/97

Lloyd G. Chavez, Jr. 48      Director                        4/97

Gerald A. Marroney   46      Director                        4/97

James Hosch          45      Director                        6/98


     RALPH ARMIJO has served as the Company's President, Chief Executive Officer and as one of the Company's directors since its inception in 1993. From 1981 to 1993, Mr. Armijo was employed by Tektronix, Inc., a large
communications company which  also   produced   testing   and   measuring
equipment.   Mr.   Armijo's responsibilities at Tektronix  progressed from
sales manager, to branch manager, to district manager and, ultimately, to Western Regional Manager, a position he held for five years. In that position, he was responsible for a $100 million budget in sales, graphics, technical support and administration, and he was responsible for
developing  new  distribution  channels,   including  reseller agreements.
From 1976 to 1981, Mr. Armijo was employed by IBM Corporation, where he sold computerized accounting and financial applications to small and medium-sized businesses. Mr. Armijo received his B.A. from Colorado College and his M.B.A. from the University of California, Los Angeles.

     PATRICK R. MAWHINNEY served as the President of Interactive Planet, Inc. from its inception until its merger with the Company in July 1996. Since that time he has served as the Company's Chief Financial Officer, Treasurer and as one of the Company's directors. From May 1995 until May 1996, Mr. Mawhinney also served as a financial/accounting consultant for MIS\Sunguard, a provider of accounting and investment software. Mr. Mawhinney was employed as an Assistant Vice President of The Bank of Cherry Creek from November 1993 to May 1995; as a Vice President of Vectra Banking Corporation from June 1989 to November 1993; and as Operations Coordinator for Zions Bancorporation from August 1986 to June 1989. He received his B.S. from Colorado State University.

     MICHAEL KRANITZ has been one of the Company's directors and the Company's Vice President of Strategic Development since December 1998. From October 1997 until December 1998, Mr. Kranitz was the CEO and President of LeaseSource, Inc. From January 1997 until October 1997, Mr. Kranitz worked with a computer company primarily on the development of the intellectual property used by LeaseSource, Inc. and in October 1997, Mr. Kranitz acquired from that company those intellectual property rights. From 1994 until December 1996, Mr. Kranitz was a partner with the law firm of Benesch, Friedlander, Coplan & Aronoff, LLP located in Cleveland, Ohio. Mr. Kranitz is also the author of Look Before You Lease: Secrets to Smart Vehicle Leasing. Mr. Kranitz received a BS in Economics with high honors from the University of Florida in 1982 and a JD from Vanderbilt School of Law in 1985.

     ANDREW DAVIS has been one of the Company's directors since December 1997. Mr. Davis has served as Director of Global & Strategic Accounts for InFocus Systems. Since December 1997, Mr. Davis served as the Company's Vice President of Sales and Marketing from May 1996 until December 1997. He became one of the Company's directors in April 1997. From January 1994 to May 1996, Mr. Davis was manager of wholesale distribution at InFocus Systems, a manufacturer of high resolution projection systems. From September 1982 to January 1994, Mr. Davis held various sales and marketing positions in Tektronix, Inc. including Director of Marketing for the Interactive Technologies Division. Mr. Davis attended the University of Denver from 1971 to 1974 where he studied Business Management and Marketing.

     LLOYD G. CHAVEZ, JR. became one of the Company's directors in April 1997. He has been a director of the Burt group of automobile dealerships in Denver, Colorado since 1988 and Director of Automotive Markets of the Burt group since 1994. From 1983 to 1994, Mr. Chavez was Vice President of Fort Dodge Laboratories, a subsidiary of American Home Products, where he was responsible for business acquisitions, new products and technologies, joint ventures, intellectual property acquisitions, strategic planning, market research and sale projections. From 1982 to 1983, Mr. Chavez was Vice President of General Genetics Corporation, where he was responsible for management of biological and pharmaceutical research and development. Mr. Chavez received his B.A. in Molecular, Cellular, Development Biology from the University of Colorado, his M.A. in Old Testament Studies from Denver Seminary, his Ph.D. in Microbiology and Immunology from the University of Virginia, and was a post-doctoral Fellow in Chemistry at Cornell University.

     GERALD A. MARRONEY became one of the Company's directors in April 1997. He has served as a State of Colorado District Court Judge in Pueblo County, Colorado since 1990. Prior to such time he was a practicing attorney in Pueblo, Colorado. Mr. Marroney received his B.S. in Political Science from Southern Colorado State College in 1973 and his J.D. from Oklahoma City University in 1976.

     JAMES HOSCH has been one of the Company's directors since June 1998. Since November 1998, Mr. Hosch has been an independent representative for Bathgate McColley Capital Group LLC, a NASD registered broker dealer. From September 1995 until November1998 Mr. Hosch was a Senior Vice President of Joseph Charles & Associates, Inc., a NASD registered broker dealer. From January 1993 until September 1995, he was Executive Vice President of Cohig & Associates, Inc., a NASD registered broker dealer. From 1989 until January 1993, he was President of Kober Corporation, a publicly traded real estate firm.

     None of the Company's directors are related to any other director or executive officer. None of the Company's directors hold any directorships in any other public company.

Committees and Meetings

     The Board has a Compensation Committee and an Audit Committee, but does not have a standing nominating committee or other committee performing similar functions. The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. This committee, comprised of Messrs. Chavez, Marroney, and Mawhinney, met twice during 1998. All members of the Compensation Committee attended each meeting. The Audit Committee assists the Board in fulfilling its responsibilities for financial reporting by the Company. The Audit Committee recommends the engagement and discharge of independent auditors, directs and supervises special investigations when necessary, reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, considers the range of audit fees, and reviews the scope and results of the Company's procedures for internal auditing and the adequacy of its system of internal accounting controls. Members of the Audit Committee are Messrs. Chavez, Marroney, and Mawhinney. The Audit Committee met three times during 1998 to review the audit plan and the results of the audit and to plan and recommend auditors for the next audit. All members of the Audit Committee attended each meeting.

     During 1998, the full Board of Directors met five times. No director attended less than 75% of the total of Board and committee meetings held during the director's tenure on the Board and its committees.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10 percent of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for those reports and the Company must identify in this report those persons who did not file those reports when due. Based solely on the Company's review of copies of the reports filed with the SEC and written representations of its directors and executive officers, the Company believes that all persons subject to reporting filed the required reports on time in 1998.

                         EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the annual compensation paid to the Company's Chief Executive Officer and one other executive officer of the Company, for the last three fiscal years and of one executive officer of the Company during 1998. No other executive officer has received annual compensation in excess of $100,000 during the Company's last three fiscal years.

                            Long Term Compensation
                                                 Securities            All
Name and                    Annual  Restricted   Underlying           Other
Principal                   Compen-    Stock       Options/    LTIP   Compen-
Position  Year Salary Bonus sation    Award(s)     SARs(#)   Payouts sation
Ralph
Armijo,  1998 $172,133 $ 0     $0     $  0       146,000(1)   $  0  $9,600(2)
CEO
         1997 $156,141 $12,869 $0     $  0             0      $  0  $9,600(2)
         1996 $124,384 $ 0     $0     $  0             0      $  0  $9,000(2)

Hal
Anderson,1998  $89,708 $20,000 $0     $  0        50,000(3)   $  0  $    0
VP
Auto-
motive   1997  $80,000 $19,958 $0     $  0        22,000(3)   $  0  $    0
         1996  $39,666 $     0 $0     $  0             0      $  0  $    0

Ken Bero,1998 $104,706 $25,000 $0     $  0       125,000(4)   $  0  $    0
VP Sales(5)


(1) The number indicated represents the number of stock options granted to Mr. Armijo during 1998.

(2)   Consists of an automobile allowance.

(3) The number indicated represents the number of stock options granted to Mr. Anderson during 1998 and 1997.

(4) The number indicated represents the number of stock options granted to Mr. Bero during 1998.

(5) Mr. Bero commenced working with the Company in December 1997 but did not receive any compensation from the Company until after January 1, 1998.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1998 to the Company's Chief Executive Officer and two other named executive officers.

                           Individual Grants
              Number of
             Securities    % of Total Options
              Underlying       Granted to
             Options/SARs      Employees in    Exercise or Base   Expiration
Name           Granted         Fiscal Year       Price ($/Sh)       Date
Ralph Armijo   146,000             12%            $3.00           2/13/03
Ken Bero        75,000              6%            $3.00           2/13/02
Ken Bero        50,000              4%            $3.00          10/31/05
Hal Anderson    50,000              6%            $2.44           9/11/03


Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

     The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1998 by the Company's Chief Executive Officer and two other named executive officers, and the fiscal year-end value of unexercised options held by him.

                                        Number of
                                       Securities          Value of
                                       Underlying         Unexercised
                            Unexercised        In-the-Money
                      Options/SARs       Options/SARs
                 Shares               at FY-End (#)       at FY-End ($)
                Acquired     Value     Exercisable/        Exercisable/
Name         on Exercise(#) Realized  Unexercisable      Unexercisable(2)
Ralph Armijo     0 (1)         0        146,000/0          $301,125/$0
Ken Bero         0 (1)         0       50,000/75,000    $103,125/$154,687
Hal Anderson     0 (1)         0       22,000/50,000       $0/$131,125


(1) Messrs. Armijo, Bero and Anderson did not exercise any of the stock options they held during 1998.

(2) The value indicated was calculated by determining the difference between the fair market value of the Company's common stock underlying the stock options and the exercise price of those options at December 31, 1998.

Director Compensation

     None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. Outside members of the Board of Directors may received 10,000 stock options issued under the Company's stock option plan.

Employment Agreements and Termination of Employment and Change-in-Control Arrangements

     The Company entered an Employment Agreement with Mr. Armijo that is effective May 1, 1998. The term of that agreement is for one year and it may renew automatically for two additional one-year periods provided that neither Mr. Armijo nor the Company provide the other with notice of its intent to not renew the agreement at least thirty days before the anniversary date of the agreement. Mr. Armijo's current annual salary under the agreement is $150,000 and his salary is reviewed annually. The agreement also provides that Mr. Armijo will be paid an annual bonus. If Mr. Armijo remains employed with the Company through the first anniversary date of the agreement, the Company must pay Mr. Armijo a special bonus (the "Special Bonus") in the event that there is a "Change in Control" of the Company. "Change in Control" is defined in the agreement. The Special Bonus will be equal to Mr. Armijo's then effective annual salary, plus the greater of the annual bonus paid or payable for the most recently completed fiscal year during the term of the agreement, and the average of the bonuses paid or payable to Mr. Armijo in respect of 1998, 1997 and 1996.

The higher of the two numbers is referred to as the "Highest Annual Bonus." The agreement provides that if the Company terminates Mr. Armijo other than for "Cause" or "Disability" or Mr. Armijo terminates his employment either for "Good Reason" or without any reason during a thirty day period immediately following May 1, 1999, the Company must pay Mr. Armijo a lump sum cash payment equal to his annual salary through the date of termination, the Highest Annual Bonus through the date of termination, the Special Bonus, if any, and an amount equal to the product of two times his then effective annual salary, the Highest Annual Bonus and the Special Bonus, if any.

     The Company may terminate Mr. Armijo's employment for "Cause" and shall be obligated only to pay Mr. Armijo his annual salary through the date of termination.

401(k) Plan

     The Company has a 401(k) profit sharing plan. Eligible employees may make voluntary contributions to the plan. The amount of employee contributions is limited as specified in the plan. The Company may, at its discretion, make additional contributions to the plan. The Company did not make any contributions in 1998.

Stock Option Plan

     The Company's officers and directors may receive stock options issued under the Company's stock option plan.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 9, 1999, concerning the beneficial ownership of the Company's common stock by each person who beneficially owns more than five percent of the common stock; by each of the Company's executive officers and directors; and by all executive officers and directors as a group.

                                  COMMON STOCK        PERCENT OF
NAME AND ADDRESS OF               BENEFICIALLY        BENEFICIAL
BENEFICIAL OWNER(2)                OWNED               OWNERSHIP
Ralph Armijo                     978,659(3)            12.8%

Patrick R. Mawhinney             206,357(3)             2.7%

Harold Anderson II                83,073(3)             1.1%

Kenneth P. Bero                   50,000(3)             (1)

Michael Kranitz                  333,334(3)(6)          4.4%

Andrew Davis                      21,250(3)             (1)

Lloyd G. Chavez, Jr.              14,250(3)(4)          (1)

Gerald A. Marroney                10,000(3)             (1)

James Hosch                       51,096(5)             (1)

All directors and executive
officers as a Group
(Nine Persons)                 1,748,019              22.2%


     Rule 13d-3 under the Securities Exchange Act of 1934, provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(1)   Less than one percent.

(2) Except as indicated herein, the address for each person is 14 Inverness Drive, Building F, Suite 116, Englewood, Colorado 80112.

(3) The number of shares indicated includes shares of common stock underlying options that are currently exercisable, which are held by the following persons in the amounts indicated: Mr. Armijo (146,000); Mr. Mawhinney (57,000); Mr. Anderson (22,000); Mr. Davis (10,000); Mr.
      Marroney (10,000); Mr. Chavez (10,000); and Mr. Kranitz (83,334).

(4) LGC Management owns 4,250 shares of common stock. Mr. Chavez is President of LGC Management and may be deemed the beneficial owner of such shares.

(5) The number of shares indicated includes 50,500 shares of common stock underlying options and warrants held by Mr. Hosch that are currently exercisable.

(6) The number of shares indicated includes 61,250 shares of common stock owned by Mr. Kranitz's wife, Abby L. Kranitz. Mr. Kranitz is deemed to beneficially own the shares held by Ms. Kranitz.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1997, Pat Mawhinney made a $30,000 loan to the Company, evidenced by a promissory note dated October 5, 1997, which did not bear interest. The loan was repaid in November 1997.

     In October 1997, Ralph Armijo guaranteed a line of credit in the amount of $750,000 extended to the Company by USA Funding, Dallas, Texas. No compensation was paid by the Company for such personal guarantee.

     In March 1998, Pat Mawhinney made a $40,000 loan to the Company, evidenced by a promissory note dated March 13, 1998, which did not bear interest. The loan was repaid on March 31, 1998.

     In October 1998, Pat Mawhinney made a $45,000 loan to the Company, evidenced by a promissory note dated October 2, 1998, which did not bear interest. The loan was repaid on November 25, 1998.

     James Hosch, a former Executive Vice President of Joseph Charles & Associates, Inc., has been one of the Company's directors since June, 1998. Joseph Charles & Associates received $143,750 in commissions and $35,938 in expenses as the placement agent for a private placement of an aggregate of $1,437,500 principal amount of the Company's 10% Unsecured Subordinated Convertible Promissory Notes. The notes were sold from August 1996 until October 18, 1996. The notes were automatically converted into an aggregate of 349,126 units in our initial public offering of securities.

     Joseph Charles & Associates was the managing underwriter for the Company's initial public offering of securities. The Company offered 1,000,000 units in that offering consisting of one share of the Company's Common Stock and one common stock purchase warrant. Of the 1,000,000 shares of common stock and 1,000,000 warrants included in the offering, 755,000 shares of common stock and 755,000 warrants were sold by the Company and 245,000 units were sold by certain of the Company's shareholders. The units were sold on a firm commitment basis and Joseph Charles & Associates received a 10% discount on the public offering price of $6.00 per unit. Joseph Charles & Associates received pursuant to the underwriting agreement for that offering a non-accountable expense allowance equal to 3% of the total proceeds of the offering, or $180,000. The Company also agreed to retain Joseph Charles & Associates as a financial consultant for a period of two years, commencing on February 10, 1997 for a fee of $3,000 per month. The Company agreed under the underwriting agreement to sell Joseph Charles & Associates for $100, options to purchase up to 100,000 shares of common stock. Those options are exercisable for four years beginning on February 10, 1998 and at an exercise price of $7.38 per share.

     The Company also entered into an engagement letter with Joseph Charles & Associates to assist the Company to complete an offering of up to 600,000 units, with each unit consisting of one share of common stock and one warrant. The offering price of the units was $4.50 per unit. In consideration for its services, the Company agreed to pay Joseph Charles & Associates a sales commission of 10% of the funds raised in the offering. Joseph Charles & Associates also was entitled to purchase a number of units equal to 10% of the units sold in the offering for a period of five years from the date of closing of the offering at a purchase price of $4.50 per unit. Joseph Charles & Associates also was entitled to receive a 3% non-accountable expense allowance based on all funds raised in the offering. That offering was closed during April 1998 with an aggregate of 594,500 units being sold to investors and 59,450 units being sold to Joseph Charles & Associates and its designees.

     On February 16, 1998 the Company entered into an agreement with Joseph Charles & Associates to engage it on an exclusive basis to complete the private placement that was started in November 1997 and the Company issued a total of 250,000 options to Joseph Charles & Associates and its designees. Those options are exercisable at $3.50 per share and expire on February 15, 2003.

     The Company entered into an agreement with Bathgate McColley Capital Group LLC on December 21, 1998, pursuant to which Bathgate McColley will provide financial and investment banking services to the Company on a non-exclusive basis. James Hosch, a director of the Company, is an independent representative for Bathgate McColley.

     On December 28, 1998, the Company issued a total of 250,000 shares of its common stock to the shareholders of CarWizard, Inc. and LeaseSource Online, Inc. in exchange for all of their ownership interests of those companies. The Company also issued options to purchase 83,334 shares of its common stock to Michael Kranitz as part of that transaction. Those options are exercisable at $5.08 per share for a five year period commencing on December 28, 1998. Mr. Kranitz was an executive officer and principal owner of LeaseSource Online, Inc. and CarWizard, Inc.

     Although some of the foregoing transactions were determined without arm's length negotiations and involved conflicts of interest between the interests of the related parties and the Company, the Company believes that all of these transactions were entered into on terms no less favorable to the Company than could have been obtained from independent third parties.


                    OTHER MATTERS TO BE VOTED UPON

Stock Option Plan

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Stock Option Plan (the "Stock Option Plan") to increase from 1,000,000 to 2,000,000 the number of shares of the Company's common stock issuable pursuant to options granted under the Stock Option Plan. The Stock Option Plan allows for the granting of (i) nonstatutory stock options ("NSOs"), which can be granted to employees of the Company or any subsidiary of the Company and non-employees (such as consultants and outside directors) and (ii) tax-qualified incentive stock options ("ISOs"), which can be granted only to employees of the Company or any subsidiary of the Company. A prospective grantee of an option who is an employee may elect at the date of grant the number of options the employee prefers to receive as NSOs and as ISOs. The purpose of the Stock Option Plan is to enhance shareholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of any subsidiary of the Company by providing them with a means to acquire a proprietary interest in the Company's success. All current and former employees, consultants and members of the Board of Directors of the Company, and of any subsidiary of the Company are eligible to participate in the Stock Option Plan. As of December 31, 1998, 70 persons were eligible to participate in the Stock Option Plan.

     The aggregate number of shares of the Company's Common Stock that may be granted under the Stock Option Plan upon the exercise of either an NSO or ISO is 2,000,000. At the discretion of the Board the Stock Option Plan may be administered by a committee of two or more non-employee Directors appointed by the Board. Optionee's under the Stock Option Plan shall be selected at the discretion of the Board or such committee from among those eligible participants who, in the opinion of the Board or such committee, are or were in a position to contribute materially to the Company's continued growth and development and to its long-term success. Subject to the provisions of the Stock Option Plan, the Board or such committee shall have complete discretion in determining the terms and conditions and number of options granted under the Stock Option Plan.

     Options granted under the Stock Option Plan may not have an exercise price that is less than the market price of the Company's Common Stock on the date of grant, and are to have a term not to exceed ten years (five years in the case of ISOs granted to persons who beneficially own more than ten percent of the Company's Common Stock). Unexercised options will terminate upon the earliest to occur of (i) the date set forth in the written option agreement,
(ii) upon completion of any acquisition of the Company, (iii) upon termination of the optionee's employment with the Company for cause or (iv) in the case of ISOs, ninety days following the termination of the optionee's employment with the Company other than for cause (unless termination of employment is a result of the optionee's death or disability, in which event the option will terminate if not exercised within one year of the optionee's termination of employment with the Company). Nothing contained in the Stock Option Plan shall be construed to give any employee or consultant any right to continued employment or association with the Company.

     Each option under the Stock Option Plan shall be evidenced by a written option agreement that specifies the exercise price, the duration of the option, the number of shares of stock to which the option applies, and such vesting or exercisability restrictions and other terms and conditions which the Board or Committee may impose.

     Unless earlier terminated by the Board, the Stock Option Plan shall terminate on September 1, 2007, after which date no options may be granted under the Stock Option Plan. The Board may at any time terminate the Stock Option Plan and from time to time may amend or modify the Stock Option Plan, provided, however, that no such action of the Board, without approval of the shareholders, may: (i) increase the total amount of Common Stock that may be purchased through options granted under the Stock Option Plan; (ii) change the class of employees, consultants or members of the Board eligible to receive options under the Stock Option Plan or (iii) otherwise amend or modify the Stock Option Plan where approval of the shareholders is required by any law or regulation governing the Company.

     The principal federal income tax consequences of the grant and exercise of options under the Stock Option Plan are, in general, as follows:

NSOs

     1. Upon the issuance of an NSO, the optionee will have no taxable income and the Company will have no tax deduction.
     2. Upon the exercise of an NSO, the optionee will realize ordinary taxable income in an amount equal to the excess of the fair market value of the underlying shares of stock at the time the option is exercised over the exercise price of the option for such shares.
     3. The amount of income recognized by the optionee will be deductible by the Company as compensation in the year in which ordinary income is recognized by the optionee by reason of exercise of the NSO, provided applicable withholding requirements are satisfied.
     4. An optionee's basis for the shares of stock acquired pursuant to the exercise of an NSO will be the option exercise price plus any amount recognized as ordinary income by reason of the exercise of the NSO.
     5. Upon the sale of the stock acquired pursuant to the exercise of an NSO, capital gain or loss will be realized by the optionee in the amount by which the sales price is greater or less than the basis of such stock. Currently such gain or loss will be long-term or short-term depending on whether the shares were held for more than eighteen months after the option was exercised.

ISOs

     1. Upon the issuance of an ISO, the optionee will have no taxable income and the Company will have no tax deduction.
     2. The tax consequences upon the exercise of an ISO and later disposition of the shares of stock acquired thereby depend upon whether the optionee satisfies the holding period rule whereby the optionee must hold the shares for more than one year after exercise and two years after the date of issuance of the option.
     3. If the optionee satisfies the holding period rule, the optionee will not realize income upon exercise of the ISO (although the excess of the fair market value of the shares on the date of exercise over the option price must be included as an adjustment in computing alternative minimum taxable income) and the Company will not be allowed an income tax deduction at any time. The difference between the option price and the amount realized upon disposition of the shares by the optionee will constitute a long-term capital gain or loss, as the case may be.
     4. If the optionee fails to observe the holding period rule, the portion of any gain realized upon such disqualifying disposition of the shares which does not exceed the excess of the fair market value at the date of exercise over the option price will be treated as ordinary income to the optionee, the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term depending on whether the shares were held for more than eighteen months after the option was exercised), and the Company will be entitled to a deduction equal to the amount of ordinary income upon which the optionee is taxed.

     The Company has not at the present time determined who will receive options to purchase the additional shares of Common Stock that will be authorized for issuance under the Stock Option Plan if the proposed amendment is approved. Approval of the proposal to amend the Stock Option Plan will require an affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting in favor or against the proposal.

Plan Benefits

     The following table sets forth information concerning options that the Company issued to certain persons under the Stock Option Plan during the year ended December 31, 1998. The exercise price of those options is the price of the Company's common stock on the date of grant of the options.


                                               Number of
                          Aggregate            Shares
                           Exercise           Common Stock
Name                       Price of            Covered By
and Position               Options             Options (1)
Ralph Armijo               $438,000             146,000
 President, Chief
 Executive Officer,
 and Director

Kenneth Bero               $375,000             125,000
 Vice President of
 Sales

Harold Anderson II         $122,000              50,000
 Vice President
 Automotive

Executive Group          $1,134,000             378,000

Non-Executive              $120,000              40,000
 Director Group

Non-Executive Officer    $3,755,000             743,500
 Employee Group

__________________
(1) The Company has issued options under the Stock Option Plan to purchase in excess of one million shares of the Company's Common Stock. The Stock Option Plan however permits option holders to acquire shares of the Company's Common Stock upon the surrender of options without paying cash. The surrendered options are valued at the difference between the exercise price of the options and the price of the Common Stock underlying the options. The shares of the Company's Common Stock underlying the options surrendered in those cashless exercises are eligible to be issued upon the exercise of other options granted under the Stock Option Plan. The Company believes that one million shares of the Company's Common Stock will be sufficient to cover the options that have previously been granted under the Stock Option Plan because it is anticipated that almost all of the option holders will use cashless exercises of their options to acquire shares of the Company's Common Stock.

     The closing sales price of the Company's common stock on May 10, 1999 was $9.25 as reported on the Nasdaq SmallCap Market.

     The Board of Directors recommends a vote for the proposal to increase the number of shares of Common Stock subject to the Company's Stock Option Plan.


                          SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company on or before January 21, 2000 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                          OTHER MATTERS

     The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.


                             OTHER INFORMATION

     It has not yet been determined whether a representative of Arthur Andersen LLP will attend the Annual Meeting, make a statement at the Annual Meeting or will be available to respond to appropriate questions.

By Order of the Board of Directors


RALPH ARMIJO
Chief Executive Officer, President
and Director
May 20, 1999


NAVIDEC, INC.


                                PROXY

     The undersigned shareholder of NAVIDEC, Inc., a Colorado corporation, hereby appoints Ralph Armijo, President and Chief Executive Officer of NAVIDEC, Inc., my proxy to attend and represent me at the annual meeting of the shareholders of the corporation to be held on June 17, 1999 at the Inverness Hotel and Golf Club, 200 Inverness Drive West, Englewood, Colorado at 1:00 P.M., and at any adjournment thereof, and to vote my shares on any matter or resolution that may come before the meeting and to take any other action which I could personally take if present at the meeting.

1. Election of Directors: Management has nominated the seven following persons to stand for election. You may note "for" or you may withhold your vote from any of those persons nominated and vote "for" a person nominated by others or write in your own nominee.

     a.     Ralph Armijo                        For      ___________
                                              Withhold   ___________

     b.     Andrew Davis                        For      ___________
                                              Withhold   ___________

     c.     Patrick Mawhinney                   For      ___________
                                              Withhold   ___________

     d.     Lloyd G. Chavez,  Jr.               For      ___________
                                              Withhold   ___________

     e.     Gerald A. Marroney                  For      ___________
                                             Withhold    ___________

     f.     James Hosch                         For      ___________
                                             Withhold    ___________

     g.     Michael Kranitz                      For     ___________
                                             Withhold    ___________

     h.     Other                               For      ___________
                                             Withhold    ___________


2.      Stock Option Plan

     RESOLVED, that the proposal to amend the Stock Option Plan of the corporation is approved.

               For               Against                   Abstain
        _____________         _______________             _____________



Failure to check any of these boxes for each proposal will give Ralph Armijo the authority to vote the proxy at his discretion. This Proxy gives authority to my proxy to vote for me on such other matters as may properly come before this meeting.

                              Shares Owned:       _________________
                              Dated:              _________________


_____________________________________
Signature of Shareholder
 (Sign exactly as name appears on certificate)



____________________________________
  Signature if held jointly